As filed with the Securities and Exchange Commission on March 28, 2019

No. 333-224459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM F-1

on Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seadrill Limited

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Par-la-Ville Place, 4th Floor,

14 Par-la-Ville Road, Hamilton HM 08, Bermuda

Tel: +1 (441) 295-9500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204, Newark, Delaware 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Brian V. Breheny

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005-2111

(202) 371-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 26, 2018 Seadrill Limited (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1 (Registration No. 333-224459), which was amended by Pre-Effective Amendment No. 1 filed with the SEC on July 18, 2018 and Pre-Effective Amendment No. 2 filed with the SEC on August 7, 2018 (as amended, the “Form F-1”). The Form F-1 was declared effective by the SEC on August 21, 2018 and registers for resale by the selling shareholders named in the prospectus up to 76,359,119 common shares of the Company, par value $0.10 per share (the “Common Shares”). On September 27, 2018, the Company filed Post-Effective Amendment No. 1 to the Form F-1 to update the prospectus to include its unaudited financial and operating results for the six months ended June 30, 2018. Post-Effective Amendment No. 1 was declared effective by the SEC on October 9, 2018.

This Post-Effective Amendment No. 2 to Form F-1 on F-3 (“Post-Effective Amendment No. 2”) is being filed by the Company (i) to convert the Form F-1 into a registration statement on Form F-3, (ii) to include the information contained in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 that was filed with the SEC on March 28, 2019 and (iii) to include an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form F-1.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PROSPECTUS

76,359,119 Common Shares

SEADRILL LIMITED

This prospectus relates to the resale, from time to time, of up to 76,359,119 common shares of Seadrill Limited, being offered by the selling shareholders identified herein. The selling shareholders may sell their shares, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may sell shares in a manner including, but not limited to, regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. See “Plan of Distribution” for more information on the methods of sale that may be used by the selling shareholders.

We are not offering any common shares for sale under this prospectus, and we will not receive any proceeds from the sale of the common shares by the selling shareholders.

Our common shares are listed on the New York Stock Exchange under the symbol “SDRL”. The closing sale price on the New York Stock Exchange for our common shares on March 28, 2019 was $8.34 per share. Our common shares are also listed on the Oslo Stock Exchange under the symbol “SDRL”.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 4 of this prospectus and other risk factors contained in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The permission of the Bermuda Monetary Authority (“BMA”) is required, under the provisions of the Exchange Control Act 1972 of Bermuda (the “Exchange Control Act”) and related regulations, for all issuances and transfers of shares (which includes the common shares) of Bermuda companies to and/or from a non-resident of Bermuda for exchange control purposes, other than in the case where the BMA has granted a general permission. Consent under the Exchange Control Act has been obtained from the BMA for the issue and transfer of the Company’s common shares to persons resident and non-resident of Bermuda for exchange control purposes for so long as the shares of the Company (which would include the common shares) are listed on an “appointed stock exchange” (which would include the New York Stock Exchange and the Oslo Stock Exchange). In granting such consent, the BMA accepts no responsibility for the financial soundness or the correctness of any of the statements made or opinions expressed herein.

The date of this prospectus is March 28, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. The selling shareholders may offer and sell, from time to time, an aggregate of up to 76,359,119 common shares under this prospectus. In some cases, we and the selling shareholders will also be required to provide a prospectus supplement containing specific information about the selling shareholders and the terms on which they are offering and selling our common shares. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, and any documents incorporated by reference, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein.

The selling shareholders may only offer to sell, and seek offers to buy, our common shares in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, or strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including but not limited to:

•	our ability to maintain relationships with suppliers, customers, employees and other third parties following our emergence from Chapter 11 proceedings;

•	our ability to maintain and obtain adequate financing to support our business plans following our emergence from Chapter 11;

•

factors related to the offshore drilling market, including changes in oil and gas prices and the state of the global economy on market outlook for our various geographical operating sectors and classes of rigs;

•	supply and demand for drilling units and competitive pressure on utilization rates and dayrates;

•	customer contracts, including contract backlog, contract commencements, contract terminations, contract option exercises, contract revenues, contract awards and rig mobilizations;

•	the repudiation, nullification, modification or renegotiation of drilling contracts;

•	delays in payments by, or disputes with, our customers under our drilling contracts;

•	fluctuations in the market value of our drilling units and the amount of debt we can incur under certain covenants in our debt financing agreements;

•	the liquidity and adequacy of cash flow for our obligations;

•	our ability to successfully employ our drilling units;

•	our ability to procure or have access to financing;

•	our expected debt levels;

-ii-

•	our ability to satisfy our obligations, including certain covenants, under our debt financing agreements and, if needed, to refinance our existing indebtedness;

•	credit risks of our key customers;

•

political and other uncertainties, including political unrest, risks of terrorist acts, war and civil disturbances, public health threats, piracy, corruption, significant governmental influence over many aspects of local economies, or the seizure, nationalization or expropriation of property or equipment;

•	the concentration of our revenues in certain jurisdictions;

•	limitations on insurance coverage, such as war risk coverage, in certain areas;

•	any inability to repatriate income or capital;

•	the operation and maintenance of our drilling units, including complications associated with repairing and replacing equipment in remote locations and maintenance costs incurred while idle;

•	newbuildings, upgrades, shipyard and other capital projects, including the completion, delivery and commencement of operation dates;

•	import-export quotas;

•	wage and price controls and the imposition of trade barriers;

•	the recruitment and retention of personnel;

•

regulatory or financial requirements to comply with foreign bureaucratic actions, including potential limitations on drilling activity, changing taxation policies and other forms of government regulation and economic conditions that are beyond our control;

•	the level of expected capital expenditures, our expected financing of such capital expenditures, and the timing and cost of completion of capital projects;

•	fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy;

•

tax matters, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, including those associated with our activities in Bermuda, Brazil, Norway, the United Kingdom and the United States;

•	legal and regulatory matters, including the results and effects of legal proceedings, and the outcome and effects of internal and governmental investigations;

•

hazards inherent in the drilling industry and marine operations causing personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and the suspension of operations;

•	customs and environmental matters; and

•	other important factors described from time to time in the reports filed or furnished by us with the SEC.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 Annual Report, which is incorporated by reference herein. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings incorporated by reference in this prospectus. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

-iii-

CERTAIN TERMS USED IN THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “the Company” and “our business” refer to Seadrill Limited (formerly known as New SDRL Limited) together with its consolidated subsidiaries, taken as a combined entity, after giving effect to the reorganization contemplated by the Plan.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the terms below have the following meanings:

“Bankruptcy Court” means the United States Bankruptcy Court for the District of South Texas Victoria Division;

“Debtors” means Seadrill and certain of its subsidiaries which filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court on September 12, 2017;

“Effective Date” means the date of the Debtors’ emergence from bankruptcy proceedings in accordance with the terms and conditions of the Plan;

“Employee Incentive Plan” means the employee incentive plan implemented by Seadrill pursuant to the terms of the Plan which will, among other things, reserve an aggregate of 10 percent of the Common Shares, on a fully diluted, fully distributed basis, for grants made from time to time to employees of Seadrill and its subsidiaries and otherwise contain terms and conditions (including with respect to participants, allocation, structure, and timing of issuance) generally consistent with those prevailing in the market at the discretion of the board of directors of Seadrill;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Seadrill Common Shares” or “Common Shares” means common shares, par value $0.10 per share, of Seadrill;

“NYSE” means the New York Stock Exchange;

“OSE” means the Oslo Stock Exchange;

“Plan” means the Second Amended Joint Chapter 11 Plan (as modified) of Reorganization, as confirmed by the Bankruptcy Court on April 17, 2018;

“Seadrill Partners” means Seadrill Partners, LLC, a limited liability company formed under the laws of the Republic of The Marshall Islands;

“SEC” means the Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933, as amended;

-iv-

PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus, including the financial statements and the corresponding notes to such financial statements and the risks set forth in this prospectus under “Risk Factors.” Some of the statements in this prospectus constitute forward-looking statements. See “Forward-Looking Statements.”

Our Company

Overview

We are an offshore drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership and operation of drillships, semi-submersible rigs and jack-up rigs for operations in shallow-, mid-, deep- and ultra-deepwater areas, and in benign and harsh environments. We contract our drilling units primarily on a dayrate basis for periods between one and ten years to drill wells for our customers, typically oil super-majors and major integrated oil and gas companies, state-owned national oil companies and independent oil and gas companies. A dayrate drilling contract generally extends over a period of time covering either the drilling of a single well or group of wells or covering a stated term. We also provide management services to certain related party companies.

Through a number of acquisitions of companies, secondhand units and contracts for newbuildings, we have developed into one of the world’s largest international offshore drilling contractors, employing approximately 4,888 employees. As of December 31, 2018, we had a fleet of 35 offshore drilling units consisting of 12 semi-submersible rigs, 7 drillships and 16 jack-up rigs. We also have an option to acquire 1 semi-submersible rig. Of the total fleet, 16 were idle at February 28, 2019.

Our Fleet

We believe that we have one of the most modern fleets in the offshore drilling industry, which allows us to benefit from improved utilization and dayrates obtainable for our drilling units. For additional information on the types of drilling units we use, see “Item 4.B — Business Overview” in Seadrill Limited’s 2018 Annual Report, which is incorporated by reference into this prospectus.

Floaters

Drillships. Drillships are self-propelled ships equipped for drilling offshore in water depths ranging from 1,000 to 12,000 feet and are positioned over the well through a computer-controlled thruster system similar to that used on semi-submersible rigs. Drillships are suitable for drilling in remote locations because of their mobility and large load-carrying capacity. Depending on country of operation, drillships operate with crews of 65 to 100 people.

Semi-submersible drilling rigs. Semi-submersibles are self-propelled drilling rigs (which include cylindrical designed units) consisting of an upper working and living quarters deck connected to a lower hull consisting of columns and pontoons. Such rigs operate in a “semi-submerged” floating position, in which the lower hull is below the waterline and the upper deck protrudes above the surface. The rig is situated over a wellhead location and remains stable for drilling in the semi-submerged floating position, due in part to its wave transparency characteristics at the water line.

Semi-submersible rigs can be either moored or dynamically positioned. Moored semi-submersible rigs are positioned over the wellhead location with anchors and typically operate in water depths ranging up to 1,500 feet. Dynamically positioned semi-submersible rigs are positioned over the wellhead location by a computer-controlled thruster system and typically operate in water depths ranging from 1,000 to 12,000 feet. Depending on country of operation, semi-submersible rigs generally operate with crews of 65 to 100 people.

Jack-Up Rigs

Jack-up rigs are mobile, self-elevating drilling platforms equipped with legs that are lowered to the seabed. A jack-up rig is mobilized to the drill site with a heavy lift vessel or a wet tow. At the drill site, the legs are lowered until they penetrate the sea bed and the hull is elevated to an approximate operational airgap of 50 to 100 feet depending on the expected environmental forces. After completion of the drilling operations, the hull is lowered to floating draft, the legs are raised and the rig can be relocated to another drill site. Jack-ups are generally suitable for water depths of 450 feet or less and operate with crews of 90 to 120 people.

Risks Associated with our Company

Investing in our common shares involves a significant degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and the risks described in Seadrill Limited’s 2018 Annual Report on Form 20-F which are incorporated by reference herein and other risks described in any applicable prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common shares. See “Risk Factors.”

Corporate Information

Our principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM08, Bermuda, and our telephone number at this address is +1(441) 295-9500. The website address of Seadrill Limited is www.seadrill.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The Offering

Common shares offered by the selling shareholders	Up to 76,359,119 shares

Common shares issued and outstanding after this offering	100,000,000 shares

Use of proceeds	The selling shareholders will receive all of the proceeds from the sale of our common shares offered by this prospectus. We will not receive any of the proceeds from this offering.

Determination of offering price	The selling shareholders may sell all or some of our common shares offered hereby from time to time at those prices as they may determine at the time of sale, as more fully described under the heading “Plan of Distribution.”

Listing	Our common shares are listed on the NYSE under the symbol “SDRL”. Our common shares are also listed on the OSE under the symbol “SDRL”.

Risk factors	See “Risk Factors” beginning on page 4 and other information included in this prospectus, including the information incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in our common shares.

The number of common shares issued and outstanding after this offering represents the number of shares issued and outstanding as of the Effective Date. The selling shareholders may sell all, some or none of the common shares covered by this prospectus. See “Plan of Distribution.” The information above excludes an aggregate of approximately 11.1 million additional common shares reserved for issuance under our Employee Incentive Plan.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” below. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of our common shares offered by this prospectus. We will not receive any of the proceeds from the sale of our common shares offered hereby.

DILUTION

The sale of our common shares by the selling shareholders pursuant to this prospectus will not result in any dilution to our shareholders, because the selling shareholders are selling issued and outstanding common shares that they will have previously acquired in connection with the Plan.

SELLING SHAREHOLDERS

Information with respect to beneficial ownership has been furnished by each selling shareholder. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them.

The common shares registered hereby were acquired by the selling shareholders in connection with the transactions contemplated by the Plan. Unless set forth in this section, or under “Item 7.B. Related Party Transactions” of Seadrill Limited’s 2018 Annual Report, to our knowledge, none of the selling shareholders has, or within the past three years has had, any material relationship with us or with any of our predecessors or affiliates.

The number of shares and percentage of ownership indicated in the following table is based on 100.0 million common shares of Seadrill Limited that were issued and outstanding as of the Effective Date.

The following table sets forth information with respect to the selling shareholders and common shares beneficially owned by the selling shareholders as of the Effective Date that may be offered from time to time pursuant to this prospectus. The selling shareholders may offer all, some or none of their common shares. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Beneficially Owned	Maximum Number of Common Shares That May Be Offered By This Prospectus	Percentage of Common Shares Beneficially Owned
			Before Offering	If Maximum Number of Shares Offered are Sold
683 Capital Partners, LP	795,913	685,215	*	*
A&Q Metric SPC — Black Diamond Arbitrage SP	143,341	123,403	*	*
ARCM Master Fund III Ltd.	899,998	778,534	*	*
Aristeia Capital, LLC(1)	6,612,665	6,112,015	6.61%	*
Atlant Edge	32,403	28,325	*	*
Atlant Stability Offensiv	114,174	97,863	*	*
Attestor Master Value Fund LP	3,535,968	1,313,793	3.54%	2.22%
Barclays Bank PLC	1,259,043	1,081,602	1.26%	*
Berling Capital Oy	11,908	10,247	*	*
BFAM Asian Opportunities Master Fund, LP	306,841	264,154	*	*
Black Diamond Arbitrage Offshore Ltd.	46,691	40,199	*	*
Black Diamond Offshore Ltd.	65,358	56,268	*	*
Carmignac Patrimoine	899,194	770,749	*	*
Carmignac Portfolio Patrimoine	95,577	82,053	*	*
Carmignac Portfolio Unconstrained Credit	25,924	25,924	*	*
Cedarview Opportunities Master Fund, LP	42,586	36,605	*	*
Investment funds affiliated with Centerbridge Partners, L.P.(2)	8,846,229	8,704,868	8.85%	*
Credit Opportunity One SARL	81,636	61,671	*	*
Compass Mav LLC	65,777	48,678	*	*
DnB High Yield	369,666	316,867	*	*
DnB SICAV — High Yield	65,431	56,094	*	*
Double Black Diamond Offshore Ltd.	512,680	441,374	*	*
Fidelidade — Companhia de Seguros, S.A.	1,574,882	1,342,276	*	*
Frost Total Return Bond Fund	240,091	206,695	*	*
GLG Partners LP(3)	8,214,784	7,511,672	8.21%	*
Graham Macro Strategic Ltd.	1,154,658	753,774	*	*
Hemen(4)	30,857,046	30,857,046	30.86%	*
IF P&C Insurance Ltd.	1,901,133	1,636,712	1.90%	*
Insparo Emerging Markets Credit Master Fund	350,771	301,987	*	*

Name of Selling Shareholder	Number of Common Shares Beneficially Owned	Maximum Number of Common Shares That May Be Offered By This Prospectus	Percentage of Common Shares Beneficially Owned
			Before Offering	If Maximum Number of Shares Offered are Sold
IP All Seasons Asian Credit Fund	201,493	171,729	*	*
JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund LP	29,587	25,427	*	*
JLP Credit Opportunity Master Fund Ltd	272,720	234,457	*	*
KL Special Opportunities Master Fund LTD	77,462	66,686	*	*
Mamoré Holding B.V.	11,981	10,316	*	*
Mandatum Life Insurance Company Limited	414,022	355,933	*	*
Mandatum Life SICAV-SIF — Mandatum Life Nordic High Yield Total Return Fund	46,958	40,363	*	*
MAP 128 Segregated Portfolio (LMA SPC)	480,322	409,709	*	*
Alexey Mauergauz	478,993	412,375	*	*
Mercer QIF Fund PLC — Mercer Investment Fund 1	17,781	15,289	*	*
MP Pensjon PK	1,165,630	985,029	1.17%	*
New Generation Limited Partnership	163,182	140,478	*	*
New Generation Turnaround Fund (Bermuda) LP	349,831	301,178	*	*
Nine Masts Investment Fund	1,423,134	1,228,996	1.42%	*
Nordic High Income Bond Fund	33,397	28,626	*	*
P&C Insurance Ltd (Publ)
Pandora Select Partners, LP	517,653	478,363	*	*
Partners Value Investments Inc.	340,994	290,635	*	*
Prelude Opportunity Fund LP	9,034	7,784	*	*
Quaker Event Arbitrage Fund, a series of Quaker Investment Trust	13,136	11,308	*	*
Roc Oil Company Limited	112,473	95,858	*	*
Saba Capital Management, L.P.(5)	5,640,836	4,972,369	5.64%	*
Schroder GAIA II NGA Turnaround	14,705	12,658	*	*
Stillwater Trust LLC	47,415	40,769	*	*
The Decca Master Fund Limited	268,028	193,491	*	*
Umo Capital Oy	7,183	6,186	*	*
Mac & Co ITF Vertex Enhanced Income Fund (YVRF 4001002)	56,236	47,929	*	*
Whitebox Credit Partners, LP	458,100	423,941	*	*
Whitebox GT Fund, LP	105,259	97,654	*	*
Whitebox Multi-Strategy Partners, LP	986,057	909,913	*	*
Whitebox Relative Value Partners, LP	599,767	555,878	*	*
Wilfrid Investment Partners LP	47,783	41,129	*	*

*	Represents less than 1%
(1)

Shares beneficially owned consists of 5,461,150 shares held by Aristeia Master, L.P., 21,192 shares held by Amundi Absolute Return Aristeia Fund plc — Amundi Absolute Return Aristeia Reflection Fund, 396,882 shares held by ASIG International Limited, 192,576 shares held by Compass ESMA LP, 264,505 shares held by Compass TSMA LP and 276,360 shares held by Windermere Ireland Fund plc. Maximum number of shares that may be offered by this prospectus consists of 5,084,668 shares held by Aristeia Master, L.P., 362,249 shares held by ASIG International Limited, 174,195 shares held by Compass ESMA LP, 239,495 shares held by Compass TSMA LP and 251,408 shares held by Windermere Ireland Fund plc. Aristeia Capital, LLC and Aristeia Advisors, L.P. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of Aristeia Master, L.P., Amundi Absolute Return Aristeia Fund plc — Amundi Absolute Return Aristeia Reflection Fund, Windermere Ireland Fund PLC, Compass ESMA LP and Compass TSMA LP (each an “Aristeia Fund” and collectively, the “Aristeia Funds”). As investment manager, trading advisor and/or general partner of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella is the Chief Investment Officer of Aristeia. Each of Aristeia and such individual disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The address of each of the foregoing entities is One Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(2)

Shares beneficially owned consists of 5,988,641 shares held directly by Centerbridge Credit Partners Master AIV III, L.P., 386,685 shares held directly by Centerbridge Special Credit Partners II AIV III, L.P., 2,329,542 shares held directly by Centerbridge Special Credit Partners III AIV III, L.P., 107,787 shares held directly by Centerbridge Credit Partners Master, L.P., 20,638 shares held directly by Centerbridge Special Credit Partners II, L.P. and 12,936 shares held directly by Centerbridge Special Credit Partners III, L.P. (collectively, the “Centerbridge Holders”). Maximum number of shares that may be offered by this prospectus consists of 5,988,641 shares held directly by Centerbridge Credit Partners Master AIV III, L.P., 386,685 shares held directly by Centerbridge Special Credit Partners II AIV III, L.P., and 2,329,542 shares held directly by Centerbridge Special Credit Partners III AIV III, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Master AIV III, L.P. and Centerbridge Credit Partners Master, L.P., Centerbridge Credit Cayman GP, Ltd. is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P., and Centerbridge Credit GP Investors, L.L.C. is the director of Centerbridge Credit Cayman GP, Ltd. Centerbridge Special Credit Partners General Partner II, L.P. is the general partner of Centerbridge Special Credit Partners II AIV III, L.P. and Centerbridge Special Credit Partners II, L.P., CSCP II Cayman GP Ltd. is the general partner of Centerbridge Special Credit Partners General Partner II, L.P., and Centerbridge Special GP Investors II, L.L.C. is the director of CSCP II Cayman GP Ltd. Centerbridge Special Credit Partners General Partner III, L.P. is the general partner of Centerbridge Special Credit Partners III AIV III, L.P. and Centerbridge Special Credit Partners III, L.P., and CSCP III Cayman GP Ltd. is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. Jeffrey H. Aronson and Mark T. Gallogly, the managing members of Centerbridge Credit GP Investors, L.L.C. and Centerbridge Special GP Investors II, L.L.C. and the directors of CSCP III Cayman GP Ltd., share the power to vote and invest the common shares held by the Centerbridge Holders. Each of Messrs. Aronson and Gallogly disclaims beneficial ownership of such securities. The address for each of the Centerbridge Holders is 375 Park Avenue, 11th Fl., New York, New York 10152.

(3)

Shares beneficially owned consists of 1,822,114 shares held by Crown Managed Accounts SPC on behalf of and for the account of Crown/GLG Segregated Portfolio, 724,562 shares held by European Distressed MAC Limited, 1,013,285 shares held by Man GLG Credit Multi-Strategy Master Fund, 3,286,959 shares held by Man GLG European Distressed and 1,367,864 shares held by Man GLG Holding SPV II. Maximum number of shares that may be offered by this prospectus consists of 1,690,515 shares held by Crown Managed Accounts SPC on behalf of and for the account of Crown/GLG Segregated Portfolio, 634,013 shares held by European Distressed MAC Limited, 939,674 shares held by Man GLG Credit Multi-Strategy Master Fund, 3,049,973 shares held by Man GLG European Distressed and 1,197,497 shares held by Man GLG SPV Holdings II. The investment manager of each of the foregoing entities is GLG Partners LP. Galia Velimukhametova is the GLG portfolio manager with overall responsibility for managing the securities referenced herein. The address of each of the foregoing entities is c/o GLG Partners LP, Riverbank House, 2 Swan Lane, London EC4R 3AD.

(4)

The shares beneficially held by Hemen are indirectly held in trusts established by Mr. John Fredriksen for the benefit of his immediate family. Mr. Fredriksen disclaims beneficial ownership of the shares held by Hemen, except to the extent of his voting and dispositive interest in such common shares. Mr. Fredriksen has no pecuniary interest in the shares held by Hemen. The address of Hemen is c/o Seatankers Management Co. Ltd., P.O. Box 53562, CY-3399 Limassol, Cyprus.

(5)

Shares beneficially owned consists of 513,851 shares held by Saba Capital Master Fund, Ltd, 975,482 shares held by Saba Capital Leveraged Master Fund, Ltd., 3,363,179 shares held by Saba Capital Master Fund II, Ltd. and 788,324 shares held by Saba Capital Series LLC. Maximum number of shares that may be offered by this prospectus consists of 460,391 shares held by Saba Capital Master Fund, Ltd, 866,695 shares held by Saba Capital Leveraged Master Fund, Ltd., 2,951,613 shares held by Saba Capital Master Fund II, Ltd. and 693,670 shares held by Saba Capital Series LLC. Saba Capital Management, L.P. is a registered investment advisor and is the investment advisor to each of the foregoing entities. Boaz R. Weinstein is the majority owner of Saba Capital Management, L.P. and has investment control over the securities referenced herein. The address of each of the foregoing entities is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which our common shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. The selling shareholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which our common shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the common shares, whether or not the options are listed on an options exchange;

•	through loans or pledges of the common shares to a broker-dealer or an affiliate thereof and sold by any pledge or assignee upon the foreclosure of such common shares;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common shares;

•	through the distribution by any selling shareholder to its partners, members or shareholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

For example, the selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of our common shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified amount of our common shares or preferred shares at a stipulated price per share. If the broker-dealer is unable to sell the common shares acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire common shares as principals may thereafter resell the common shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the common shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

In connection with the sale of the common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also short sell common shares and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To the extent available, the selling shareholders may also sell common shares pursuant to Rule 144 under the Securities Act.

We do not know of any arrangements by the selling shareholders for the sale of our common shares.

To the extent required under the Securities Act, the aggregate amount of selling shareholders’ common shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the common shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders’ common shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the common shares sold by them may be deemed to be underwriting discounts and commissions.

The selling shareholders and other persons participating in the sale or distribution of the common shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.

We agreed to register the common shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from sales of any common shares by the selling shareholders.

We cannot assure you that the selling shareholders will sell all or any portion of the common shares offered hereby. All of the foregoing may affect the marketability of the securities offered hereby.

EXPENSES RELATED TO THE OFFERING

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$202,212.90
Printing expenses	80,000
Legal fees and expenses	200,000
Accounting fees and expenses	195,000
Miscellaneous expenses	25,000

Total expenses	702,212.90	*

*	Amounts previously paid in connection with the Form F-1 declared effective on August 21, 2018.

LEGAL MATTERS

The validity of the common shares was passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F of Seadrill Limited for the year ended December 31, 2018 have been so incorporated in reliance on the reports (which contain explanatory paragraphs relating to Seadrill Limited’s emergence from bankruptcy on July 2, 2018 as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) of Seadrill Partners LLC incorporated in this Prospectus by reference to the Annual Report on Form 20-F of Seadrill Limited for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, of which this prospectus is a part, with the Securities and Exchange Commission relating to this offering. This prospectus does not contain all of the information in the registration statement, including the exhibits filed with the registration statement. You should read the registration statement and the exhibits filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement for a more complete description of the matter involved.

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange. Information about us, including our SEC filings, is also available at our Internet site at https://www.seadrill.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following document that we have filed with the SEC:

•	the Annual Report on Form 20-F of Seadrill Limited for the fiscal year ended December 31, 2018, filed on March 28, 2019.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at our principal executive offices at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda. Copies are also available for information purposes at the offices of Seadrill Management Ltd., at Chiswick Business Park, Building 11, 2nd Floor, 566 Chiswick High Road, London W4 5YS, United Kingdom.

76,359,119 Common Shares

SEADRILL LIMITED

PROSPECTUS

March 28, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

The Company’s bye-laws provide that no director, alternate director, officer, member of a committee authorized by our bye-laws, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects, or defaults of them, of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency of deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified out of the funds of the Company against all liabilities incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court. The Company is authorized to purchase insurance to cover any liability that may be incurred under the indemnification provisions of our bye-laws. Each shareholder has agreed in bye-law 175 to waive to the fullest extent permitted by Bermuda law any claim or right of action he might have whether individually or derivatively in the name of the Company against each indemnitee in respect of any action taken by such indemnitee or the failure by such indemnitee to take any action in the performance of his duties to the Company. The indemnification and waiver provisions are covered by bye-laws 169 through 177.

Item 9.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 10.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Second Amended Joint Chapter 11 Plan (as modified) of Reorganization, as confirmed by the Bankruptcy Court on April 17, 2018.*

4.1	Specimen Certificate evidencing common shares.*

5.1	Opinion of Conyers Dill & Pearman Limited.*

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, in the United Kingdom on March 28, 2019.

SEADRILL LIMITED

By:	/s/ Anton Dibowitz
Name:	Anton Dibowitz
Title:	Chief Executive Officer of Seadrill Management Ltd. (Principal Executive Officer of Seadrill Limited)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Anton Dibowitz Anton Dibowitz	Chief Executive Officer of Seadrill Management Ltd. (Principal Executive Officer of Seadrill Limited)	March 28, 2019

/s/ Mark Morris Mark Morris	Chief Financial Officer of Seadrill Management Ltd. (Principal Financial Officer and Principal Accounting Officer of Seadrill Limited)	March 28, 2019

/s/ John Fredriksen John Fredriksen	Director	March 28, 2019

/s/ Harald Thorstein Harald Thorstein	Director	March 28, 2019

/s/ Eugene Davis Eugene Davis	Director	March 28, 2019

/s/ Kjell-Erik Østdahl Kjell-Erik Østdahl	Director	March 28, 2019

/s/ Peter J. Sharpe Peter J. Sharpe	Director	March 28, 2019

/s/ Birgitte Vartdal Birgitte Vartdal	Director	March 28, 2019

/s/ Scott D. Vogel Scott D. Vogel	Director	March 28, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, a duly authorized representative of Seadrill Limited in the United States, has signed the Registration Statement in the City of Newark, State of Delaware on the 28th day of March, 2019.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director Authorized Representative in the United States